                           CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of our report, dated July 10, 1996, relating to the consolidated financial statements of Ault Incorporated and Subsidiary, and to the reference to our Firm under the captions "Selected Consolidated Financial Data", and "Experts" in Amendment No. 2 to the Registration Statement and related Prospectus.
We also consent to the incorporation by reference in such Registration Statement of our report dated July 10, 1996, on the Financial Statement Schedule for the three years ended June 2, 1996, which report was included in the Ault Incorporated Annual Report on Form 10-K.



                                      McGladrey & Pullen, LLP

Minneapolis, Minnesota
November 22, 1996